                                                                     EXHIBIT 1.1


                            [INSERT NUMBER OF SHARES]

                                  VIACELL, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                 ______ __, 2004

CREDIT SUISSE FIRST BOSTON LLC
UBS SECURITIES LLC
LAZARD FRERES & CO. LLC
LEERINK SWANN & COMPANY

  As Representatives of the Several Underwriters,

    c/o     Credit Suisse First Boston LLC
            Eleven Madison Avenue
            New York, N.Y. 10010-3629

    c/o     UBS Securities LLC
            299 Park Avenue
            New York, NY 10171

Dear Sirs:

      1.ViaCell, Inc, a Delaware corporation ("COMPANY"), proposes to issue and sell [___________] shares ("FIRM SECURITIES") of its Common Stock, $0.01 par value per share ("SECURITIES"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [___________] additional shares ("OPTIONAL SECURITIES") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Credit Suisse First Boston LLC (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [___________] shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by 5:00 p.m. E.S.T. on the day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company hereby agrees with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") as follows:

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) A registration statement (No. 333-114209) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (i) has been declared effective under the Securities Act of 1933, as amended ("ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
      (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (c) The last preliminary prospectus distributed in connection with the offering of the Shares, at the time of filing thereof, complied in all material respects to the requirements of the Act and such preliminary prospectus did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not (i) individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of (i) or (ii), a "MATERIAL ADVERSE EFFECT.") Each jurisdiction in which the Company maintains an office or leases property is listed in Schedule B to this Agreement.

            (e) The Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the subsidiaries listed therein being referred to herein as the "SUBSIDIARIES"). Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business entity, as the case may be, in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and all of the outstanding capital stock or other equity interests of each subsidiary is owned by the Company, directly or through subsidiaries, and is so owned free from liens, encumbrances and defects. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Company's subsidiaries are outstanding. Except for the Company's subsidiaries or as disclosed in the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity. Each jurisdiction in which each of the Company's subsidiaries maintains an office or leases property is listed in Schedule B to this Agreement.

            (f) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the First Closing Date (as hereinafter defined) and the Optional Closing Date (as hereinafter defined), as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options and compensatory stock grants under equity plans described in the Registration Statement and the Prospectus).

            (g) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and such Offered Securities will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive, subscription or similar rights with respect to the Offered Securities, other than with ARE-One, which rights have been waived, or any outstanding capital stock or other outstanding securities of the Company. All of the issued and outstanding shares of capital stock of the Company have been issued in compliance in all material respects with all applicable federal and state securities laws and were not issued in violation of any preemptive, subscription or similar right.

            (h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Act or, except as have been waived, in the securities registered pursuant to a Registration Statement.

            (j) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market, subject to notice of issuance.

            (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court, or approval of the shareholders of the Company, is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained and made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such as may be required to be obtained or made by the Underwriters or their counsel, including to be obtained from or made with the Corporate Financing Department of the National Association of Securities Dealers, Inc. and
      (iii) such as may be required under state securities laws.

            (l) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (nor an event which, with notice, lapse of time or both would result in a breach or violation of, or constitute a default under or, except as described in the Registration Statement and Prospectus relating to the repayment of the Kourion note, give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except, with respect to clause (ii), for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (m) This Agreement has been duly authorized, executed and delivered by the Company.

            (n) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

            (o) The Company and its subsidiaries have obtained and possess adequate certificates, licenses, consents, approvals, authorities or permits ("Business Permits") issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, except where the failure to possess such Business Permits or to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in breach or violation of or in default under any such Business Permits and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Business Permits that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a "MATERIAL ADVERSE EFFECT".

            (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent except such as would not individually or in the aggregate have a Material Adverse Effect.

            (q) Except as described in the Prospectus, (i) the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus or necessary in connection with the commercialization of the products described in the Registration Statement and the Prospectus as being under development, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "INTELLECTUAL PROPERTY"); (ii) there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any intellectual property, except for the ownership rights of the owners of the intellectual property which is licensed to the Company or any of its subsidiaries; (iii) to the Company's knowledge, after reasonable investigation, there is no infringement by third parties of any intellectual property; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any intellectual property, other than such actions, suits, proceedings or claims that, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a Material Adverse Effect; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, other than such actions, suits, proceedings or claims that, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a Material Adverse Effect; (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the

      Company or any of its subsidiaries infringes, or upon commercialization of any product described in the Registration Statement or Prospectus as being under development, would infringe, or otherwise violates, or, except as would not individually or in the aggregate have a Material Adverse Effect, upon commercialization of any product described in the Registration Statement or Prospectus as being under development, would violate any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) there is no patent or, to the Company's knowledge, after reasonable investigation, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (viii) except as would not individually or in the aggregate have a Material Adverse Effect, there is no prior art, to the Company's knowledge, after reasonable investigation, that may render any patent application owned by the Company or any of its subsidiaries of the intellectual property unpatentable.

            (r) Neither the Company nor any of its subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under, or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter, bylaws or other organizational documents, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), or (iv) any decree, judgment or order applicable to the Company, any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii),
      (iii) and (iv) above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

            (s) All legal or governmental proceedings, contracts, leases, documents, affiliate transactions or off-balance sheet transactions (including, without limitation, any "variable interests" in "variable interest entities," as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be disclosed in the Prospectus or to be filed as an exhibit to the Registration Statement have been so disclosed or filed as required. Except as disclosed in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or to the Company's knowledge, threatened to which the Company or any of its subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), which, if adversely decided, could, individually or in the aggregate, result in a judgment, decree or order having, a Material Adverse Effect.

            (t) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the Company's knowledge no such actions, suits or proceedings are threatened or contemplated.

            (v) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in compliance in all material respects with the requirements of the Act and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in each Registration Statement present fairly the information required to be stated therein; any pro forma financial information or data included in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in preparing the pro forma financial information included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included or incorporated by reference as required. PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the subsidiaries, and on Kourion Therapeutics AG ("KOURION"), is included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act. All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and Item 10 of Regulation S-K under the Act, to the extent applicable.

            (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (x) The Company after this offering will be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and will file the reports of the Company required thereby with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (y) Neither the Company nor any of its subsidiaries is nor, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (z) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

            (aa) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (bb) Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company has reason to believe to be reliable, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

            (cc) Neither the Company nor any of its affiliates has distributed any offering material or any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Offered Securities other than the Registration Statement, the preliminary prospectus, the most recent Prospectus or such other materials, if any, as may be permitted by the Act; and neither the Company nor any of the subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

            (dd) Immediately after the issuance and sale of the Offered Securities to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

            (ee) The Company and each of its subsidiaries maintain insurance of the types and in amounts reasonably adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect.

            (ff) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than disclosed in the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect.

            (gg) Neither the Company nor any of the subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or any similar law or any rules and regulations promulgated thereunder, which violations would, individually or in the aggregate, have a Material Adverse Effect.

            (hh) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ii) The Company, its subsidiaries and the Company's directors and officers each are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq promulgated thereunder. The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of:
      (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; all material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (jj) The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company. On or after July 30, 2002, the Company has not, directly or indirectly, including through any of its subsidiaries: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

            (kk) All tax returns required to be filed by the Company and each of its subsidiaries have been filed, except where such failure to file would not, individually or in the aggregate, have a Material Adverse Effect, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, except where such failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

            (ll) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any of its subsidiaries or in which the Company, any of its subsidiaries or its products or product candidates have participated ("COMPANY STUDIES") that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures; the descriptions in the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus; except to the extent disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the "REGULATORY AUTHORITIES"); and except to the extent disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or other correspondence from any Regulatory Authority or any other governmental agency requiring the termination, suspension or material modification of any Company Studies that are described in the Prospectus or the results of which are referred to in the Prospectus.

            (mm) Neither the Company nor any of its subsidiaries has sent or received any notice of termination of any of the material contracts or agreements referred to or described in the Prospectus as being currently in effect, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

            (nn) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent (in its capacity as such) of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (oo) To the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the "NASD") and the Company or any of the Company's officers, directors or securityholders, that are required to be set forth in the Registration Statement and the Prospectus that are not so set forth as required.

      In addition, any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

      3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $ [__] per share, the numbers of shares of Firm Securities set forth opposite the respective names of the Underwriters in Schedule A hereto.

      The Company will deliver the Firm Securities to the Representatives, through the facilities of the Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct, for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") and UBS Securities LLC ("UBS") drawn to the order of [___________] at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, at [_____] A.M., New York time, on [___________], or at such other time not later than seven full business days thereafter as CSFB, UBS and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and UBS request and will be made available for checking and packaging at the office of DTC or its designated custodian at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from CSFB and UBS given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFB and UBS to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and UBS to the Company.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB and UBS but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019 against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB and UBS drawn to the order of [___________], at the above office Dewey Ballantine LLP. The Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and UBS request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of DTC or its designated custodian at a reasonable time in advance of such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

            (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB and UBS, subparagraph (4); such consent not to be unreasonably withheld)of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

      The Company will advise CSFB and UBS promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB and UBS.

            (b) The Company will advise CSFB and UBS promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the consent of CSFB and UBS, which consent will not be unreasonably withheld; and the Company will also advise CSFB and UBS promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and UBS of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of CSFB and UBS to, nor the

      Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

            (e) The Company will furnish to the Representatives copies of each Registration Statement (of which five will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and UBS request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and UBS designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to execute a general consent to service of process or be subject to general taxation in excess of a de minimus amount under the laws of any such state in order to effect such qualification (except service of process with respect to the offering and sale of the Offered Securities).

            (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and UBS designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, (including the cost of any aircraft chartered in connection with attending or hosting such meetings, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (h) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and UBS, except (i) issuances of Securities pursuant to the exercise or satisfaction of warrants, options or other rights to acquire securities, in each case outstanding or issued under equity-based compensation plans existing on the date hereof (including the Company's Equity Incentive Plan and the Company's Employee Stock Purchase Plan) or written contracts existing on the date hereof (including the agreement to issue warrants to purchase up to 2,190,000 shares of common stock referred to under "Capitalization" in the Registration Statement) (provided, in each case, the recipients have entered into lock-up agreements substantially in the form of Exhibit A attached hereto prior to the issuance of such securities), (ii) grants of stock-based awards, pursuant to the terms of a plan in effect on the date hereof, (provided, in each case, the recipients have entered into lock-up agreements substantially in the form of Exhibit A attached hereto prior to the grant or issuance of such securities), (iii) issuances of Securities in connection with strategic licensing of or acquisitions of intellectual property, technologies or businesses or establishment of strategic partnerships or collaborations complementary to the Company's business (provided, in each case, the recipients of such Securities have entered into lock-up agreements substantially in the form of Exhibit A attached hereto prior to the issuance of such Securities) and (iv) the registration on Form S-8 of securities issuable pursuant to outstanding options and/or currently in-effect equity plans of the Company described in the Registration Statement and the Prospectus.

            (i) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.

            (j) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

            (k) The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (l) The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet, statement of income, stockholders' equity and cash flows of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board).

            (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

            Furthermore, the company covenants with the Underwriters that the company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      6.Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP ("PWC") confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) in their opinion the financial statements and schedules of the Company examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) for purposes of the letter they have read the 2004 minutes of the meetings of the stockholders and the board of directors, and any committees thereof, of the Company and its subsidiaries as set forth in the minute books at ____, 2004, officials of the Company having advised PWC that the minutes of all such meetings through that date were set forth therein. PWC shall carry out other procedures to ____, 2004 (PWC's work need not extend to the period from ___, 2004 to ____, 2004, inclusive):

                        (A) with respect to the nine month periods ending
                  September 30, 2004 and 2003, they have:

                              (I) performed the procedures specified by the
                        American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited consolidated balance sheet as of September 30, 2004, and the unaudited consolidated statements of income, retained earnings (stockholders' equity), and cash flows for the nine month periods ended September 30, 2004 and 2003, of the Company included in the Registration Statement;

                              (II) inquired of certain officials of the Company
                        who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in (A)(I) above comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                        (B) with respect to the period from October 1, 2004 to
                  [November 30], 2004 [revise for latest available monthly financial statements], they have:

                              (I) read the unaudited consolidated financial
                        statements of the Company and its subsidiaries for October and November of both 2003 and 2004 [revise for latest available monthly financial statements] furnished to PWC by the Company, officials having advised them that no such financial statements as of any date or for any period subsequent to [November 30], 2004 [revise for latest available monthly financial statements], were available;

                              (II) inquired of certain officials of the Company
                        who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (B)(I) above are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

            (iii) nothing came to their attention that caused them to believe that:

                        (A) (I) any material modifications should be made to the unaudited condensed financial statements described in Section 6(a)(ii)(A)(I), included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

                              (II) the unaudited condensed financial statements
                        described in 6(a)(ii)(A)(I) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                        (B) (I) at [November 30], 2004 [revise for latest available monthly financial statements], there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholder's equity of the consolidated companies as compared with the amounts shown at September 30, 2004, unaudited consolidated balance sheet included in the Registration Statement, or

                              (II) for the period from October 1, 2004 to
                        [November 30], 2004 [revise for latest available monthly financial statements], there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

            (iv) As mentioned in Section 6(a)(ii)(B), Company officials have advised them that no consolidated financial statements as of any date or for any period subsequent to [November 30], 2004 [revise for latest available monthly financial statements] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after November 30, 2004, have, of necessity, been even more limited than those with respect to the periods referred to in (ii). They have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at _________, 2004, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on the September 30, 2004, unaudited consolidated balance sheet included in the Registration Statement or (b) for the period from October 1, 2004 to __________, 2004 there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and their reading of the minutes described in (ii), nothing came to their attention that caused them to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

            (v) With respect to the unaudited pro forma combined statements of income for the year ended December 31, 2003, included in the Registration Statement:

                  (A) they have read the unaudited pro forma combined financial statements;

                  (B) they have inquired of certain officials of the Company and of Kourion Therapeutics AG who have responsibility for financial and accounting matters about:

                        (I) the basis for their determination of the pro forma adjustments, and

                        (II) whether the unaudited pro forma combined financial statements comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X;

                  (C) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements.

            Nothing came to their attention as a result of the procedures specified in this Section 6(a)(v), however, that caused them to believe that the unaudited pro forma combined financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

            (vi) they have read the items in the Registration Statement identified by the Underwriters and have performed procedures that compare and agree those items back to the audited financial statements or accounting records of the Company.

      For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

            (b) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time) of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to Kourion within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) in their opinion the Kourion financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have read the items in the Registration Statement identified by the Underwriters and have performed procedures that compare and agree those items back to the audited financial statements or accounting records of Kourion.

            (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB and UBS. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB and UBS. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be threatened or contemplated by the Commission.

            (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or, New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or
      (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (e) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time) of the chief financial officer of the Company, in the form set forth in Exhibit B hereto.

            (f) The Representatives shall have received an opinion, dated such Closing Date, of Ropes & Gray LLP, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the state of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction identified in Annex A-1 to such opinion (such Annex to identify each U.S. jurisdiction where the Company is qualified as a foreign corporation, as listed in Schedule B to this Agreement);

                  (ii) Each subsidiary of the Company, as listed in Schedule B annexed hereto, (other than subsidiaries organized in a jurisdiction outside of the United States, as to which such counsel need express no opinion pursuant to this clause (ii)) is an existing corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in each jurisdiction identified in Annex A-2 to such opinion (such Annex to identify each U.S. jurisdiction where the applicable subsidiaries are qualified as a foreign corporation, as listed in Schedule B to this Agreement); all of the issued and outstanding capital stock or other equity interests of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the outstanding capital stock or other equity interests of each such subsidiary is owned by the Company, directly or through subsidiaries, and to such counsel's knowledge such capital stock is so owned free from liens, encumbrances and defects;

                  (iii) The Offered Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable;

                  (iv) The authorized and outstanding capital stock of the
            Company is as set forth in the Capitalization table contained in the Prospectus. The outstanding shares of capital stock of the Company
            (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) are free of preemptive, subscription or similar rights under the Delaware General Corporation Law (the "DGCL") or the charter or bylaws or other organizational documents of the Company or under any contract, commitment or instrument described in the Prospectus or filed as an exhibit to the Registration Statement or otherwise known to such counsel; the Offered Securities, when issued, will be free of preemptive, subscription or similar rights under the DGCL or the charter or bylaws or other organizational documents of the Company or any contract, commitment or instrument described in the Prospectus or filed as an exhibit to the Registration Statement or otherwise known to such counsel; and the certificates for the Offered Securities are in due and proper form and conform to the requirements of the DGCL and the Nasdaq;


                  (v) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus;


                  (vi) To such counsel's knowledge, except as described in the
            Prospectus, no holder of any security of the Company has the right to require registration of shares of Common Stock or other securities of the Company in connection with registration of the Offered Securities or otherwise;

                  (vii) Neither the Company nor any of its subsidiaries is nor, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (viii) No consent, approval, authorization or order of, or filing with any United States federal, Massachusetts, New York or, pursuant to the DGCL, Delaware governmental agency body or court, or approval of the shareholders of the Company, is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities or blue sky laws, as to which such counsel need express no opinion, and except for such as have been obtained under the Act and Exchange Act;

                  (ix) The execution and delivery of this Agreement and the
            issuance and sale by the Company of the Offered Securities and the consummation of the transactions contemplated by this Agreement will not (i) violate the Certificate of Incorporation or By-Laws of the Company or its subsidiaries, (ii) breach or result in a default (or constitute an event which, with notice, lapse of time or both would constitute a default) under any agreement or instrument listed as an Exhibit to the Registration Statement or (iii) violate any applicable United States federal, or Massachusetts, New York or, pursuant to the DGCL, Delaware law or regulation or any order, writ, injunction or decree specifically naming the Company or any of its subsidiaries, except that such counsel need express no opinion as to state securities laws; and

                  (x) This Agreement has been duly authorized, executed and
            delivered by the Company.

The letter containing such opinion shall also state that:

            The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act. In the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel has participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that such counsel has gained in the course of their representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and their participation in the discussions referred to above, such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; such counsel does not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of their property is subject required to be described in the Prospectus which is not so described, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed. Further, based on such information and participation, nothing that has come to such counsel's attention has caused such counsel to believe that, as of its effective date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date of such counsel's opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel makes no statement, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting data (or statistical data derived therefrom) set forth or referred to in the Registration Statement or the Prospectus. Such counsel does not assume any responsibility for the accuracy completeness or fairness of the statements made or the information contained in the Registration or Prospectus except as for those made under the captions "Business -

            Collaboration, Licenses and Strategic Relationships," "Business - Recent Acquisition of Kourion Therapeutics," "Management - Employment and Severance Agreements," "Management - Employee Benefit Plans," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," which accurately summarize in all material respects the provisions of the laws, legal matters, agreements and documents referred to therein.

            (g) The Representatives shall have received an opinion, dated such Closing Date, of Clark & Elbing LLP, patent counsel to the Company, to the effect that:

                  (i) to such counsel's knowledge, except as described in the
            Prospectus, (A) the Company and its subsidiaries have valid license rights or clear title to the intellectual property referenced in the Prospectus, and there are no rights of third parties to any such intellectual property; (B) there is no infringement or other violation by third parties of any of the intellectual property of the Company or any of its subsidiaries referenced in the Prospectus;
            (C) there is no infringement or other violation by the Company or any of its subsidiaries of any intellectual property of others nor would there be any such infringement upon commercialization of the products described as under development in the Registration Statement and the Prospectus; (D) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company or any of its subsidiaries infringes or otherwise violates any intellectual property of others, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company or any of its subsidiaries in or to, or challenging the scope of, any intellectual property of the Company or any of its subsidiaries referenced in the Prospectus, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; and (F) except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no prior art or other facts that may render any patent held by the Company or any of its subsidiaries invalid or unenforceable;

                  (ii) to such counsel's knowledge, the patent applications of the Company and its subsidiaries presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company and its subsidiaries presently on file that (A) would preclude the issuance of patents with respect to such applications, or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations;

                  (iii) the statements in the Registration Statement and the
            Prospectus referencing Intellectual Property matters, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth; and

                  (iv) nothing has come to such counsel's attention that causes them to believe that such above described portions of the Registration Statement, at the time such Registration

            Statement became effective or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such above described portions of the Prospectus and at the date of the Prospectus or as of the Closing Date, as the case may be, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (h) The Representatives shall have received an opinion, dated such Closing Date, of Goodwin Procter LLP, litigation counsel for the Company, to the effect that the information in the Registration Statement and the Prospectus under the heading "Legal Proceedings" and those other statements in the Registration Statement and the Prospectus that are descriptions of the legal proceedings referred to under such heading, or refer to statements of law or legal conclusions relating thereto (collectively, the "LITIGATION INFORMATION"), insofar as such statements constitute a summary of such proceedings or of documents or matters of law, at the time such Registration Statement became effective, as of the date of the Prospectus and at the Closing Date, are accurate and complete and present fairly the information referred to therein.

            (i) The Representatives shall have received an opinion, dated such Closing Date, of Hogan & Hartson LLP, regulatory counsel for the Company, to the effect that:

                  (i) the statements in the Registration Statement and the
            Prospectus regarding the U.S. Food and Drug Administration ("FDA") and the privacy standards promulgated under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA PRIVACY") regulatory sections, insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug and Cosmetic Act, as amended ("FDC ACT"), sections 351 and 361 of the Public Heath Service Act ("PHS ACT"), the regulations promulgated thereunder, and the HIPAA Privacy standards are accurate summaries in all material respects of the provisions purported to be summarized in the FDA and HIPAA Privacy regulatory sections; and

                  (ii) To such counsel's knowledge, based on the business of the
            Company as described in the Prospectus, there is no provision of the FDC Act, sections 351 and 361 of the PHS Act, the regulations promulgated thereunder, and the HIPAA Privacy standards that would be material to an investor in the Securities and Optional Securities that is not summarized in the FDA and HIPAA Privacy regulatory sections.

            (j) The Representatives shall have received an opinion, dated such Closing Date, of German counsel to the Company to the effect that:

                  (i) Kourion Therapeutics AG, a company organized under the laws of Germany, has been duly incorporated and is validly existing as a corporation under the laws of Germany, with all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Prospectus;

                  (ii) All of the issued and outstanding shares of capital stock of Kourion have been duly authorized and validly issued, are fully paid and non-assessable, and to such counsel's knowledge, are owned by the Company free from liens, encumbrances or defects; and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in Kourion are outstanding;

                  (iii) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceedings or investigations before any court or before or by any public, regulatory or governmental agency or body pending or, to such counsel's knowledge, threatened in Germany against or involving the properties or business of Kourion in Germany which, if determined adversely to Kourion, would, individually or in the aggregate, have a Material Adverse Effect; and

                  (iv) The execution, delivery and performance of the
            Underwriting Agreement by the Company, the issuance and sale of the Offered Securities by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not, conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter documents of Kourion, or
            (B) any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which Kourion is a party or by which it or any of its properties may be bound filed as an exhibit to the Registration Statement or which has otherwise been identified to such counsel by the Company or Kourion in writing as being material, or (C) any German law, regulation or rule or any decree, judgment or order applicable to Kourion and known to such counsel.

            (k) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (l) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and
      (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus.

            (m) The Representatives shall have received letters, dated such Closing Date, of PricewaterhouseCoopers LLP which meet the requirements of subsection (a) and (b), respectively, of this Section 6, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (n) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the Company's (i) executive officers, (ii) directors, (iii) employees who are security holders of the Company, (iv) security holders listed in the table under "Principal Stockholders" in the Registration Statement and (v) other security holders, such that the percentage of security holdings of the security holders under clause (v), in combination with the security holdings of the individuals listed in clauses (i) through (iv), will aggregate at least 95% of the outstanding securities of the Company, on both an actual and fully diluted basis immediately prior to giving effect to this offering.

            (o) No amendment or supplement to the Registration Statement or Prospectus shall at any time have been filed to which you have reasonably objected in writing.

            (p) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB and UBS may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any preliminary prospectus or a Prospectus) not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or any final prospectus (including any amendment or supplement thereto), the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such

Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus as then amended and/or supplemented if the Company had previously furnished copies thereof to such Underwriter prior to the mailing of the written confirmation of the sale of such Offered Securities to such person.

      The Company agrees to indemnify and hold harmless the Designated Underwriter[s], their respective partners, members, directors and officers and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than in the case of this clause (iii), losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of the Designated Entities.

      (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each
Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the seventh, sixteenth and seventeenth paragraphs under the caption "Underwriting."

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7
(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter[s] for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, its partners, members, directors and officers and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the partners, members, directors and officers of and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and UBS may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, UBS and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (Fax:
212-325-4296) and UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171,
Attention: Syndicate Department (Fax: 212-[ ]), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at ViaCell, Inc., 245 First Street, Cambridge, MA 02142, Attention: Chief Financial Officer, with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention: Marc A. Rubenstein; provided, however, that any notice to an Underwriter pursuant to
Section 7 hereof will be mailed, delivered or faxed and confirmed to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, hereof, and no other person will have any right or obligation hereunder.

      12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFB and UBS will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

      The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                                 VIACELL INC.

                                                 By.............................
                                                                  [Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.



CREDIT SUISSE FIRST BOSTON LLC

UBS SECURITIES LLC

LAZARD FRERES & CO. LLC

LEERINK SWANN & COMPANY


      Acting on behalf of themselves and the other several Underwriters

By  CREDIT SUISSE FIRST BOSTON LLC


By.......................................................
  Name:
  Title:


By UBS SECURITIES LLC


By.......................................................
  Name:
  Title:

By.......................................................
  Name:
  Title:

                                   SCHEDULE A



                                                                                          NUMBER OF
                     UNDERWRITER                                                       FIRM SECURITIES
                     -----------                                                       ---------------
Credit Suisse First Boston LLC..............................................

UBS Securities LLC..........................................................

Lazard Freres & Co. LLC.....................................................

Leerink Swann & Company.....................................................

                                                                                       ---------------
                           Total............................................
                                                                                       ===============

                                   SCHEDULE B

                       VIACELL, INC. AND ITS SUBSIDIARIES


                                               Jurisdiction              Jurisdictions in which qualified
               Entity                         of Organization                     to do business
ViaCell, Inc.                             Delaware                       Massachusetts
Kourion Therapeutics AG                   Germany                        None
ViaCell Endocrine Science, Inc.           Delaware                       Massachusetts
Viacord, Inc.                             Delaware                       Massachusetts, Ohio, Kentucky
ViaCell Neuroscience, Inc.                Delaware                       Massachusetts
ViaCell Securities Corporation            Massachusetts                  None
ViaCell Singapore Pte Ltd.                Singapore                      None

                                    EXHIBIT A

                                                                  ________, 2004


ViaCell, Inc.
131 Clarendon Street
Boston, MA 02116

Credit Suisse First Boston LLC
UBS Securities LLC
Lazard Freres & Co. LLC
Leerink Swann & Company

c/o  Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, NY 10010-3629

     UBS Securities LLC
     299 Park Avenue
     New York, NY 10171

Dear Sirs:

            As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for Common Stock (the "SECURITIES") of ViaCell, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto, (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (a "DISPOSITION"), without, in each case, the prior written consent of Credit Suisse First Boston LLC and UBS Securities LLC, except a Disposition (i) by gift, will or intestacy;
(ii) to a member or members of the immediate family (i.e., any relation by blood, marriage or adoption, not more remote than first cousin) of the undersigned; (iii) to charitable organizations; or (iv) if the undersigned is an entity, (a) to corporations, partnerships, limited liability companies or other entities to the extent that such entities are wholly owned by the undersigned, or (b) by distribution to partners, members or stockholders of the undersigned; provided, however, that in the case of any Disposition pursuant to the foregoing provisions (i) - (iv), it shall be a condition to the Disposition that such Disposition shall not involve a disposition for value and that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston LLC and UBS Securities LLC, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

            Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.

            In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

            This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur, if any, of: (i) either Credit Suisse First Boston LLC and UBS Securities LLC or the Company advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the public offering of the Securities; (ii) termination of the Underwriting Agreement in accordance with the terms thereof; or (iii) December 31, 2005, in the event that the Public Offering Date shall not have occurred on or before that date.


                                        Very truly yours,


                                        ........................................
                                        [Name of stockholder]

                                    EXHIBIT B

                                  VIACELL, INC.
                      CHIEF FINANCIAL OFFICER'S CERTIFICATE



      I, Stephen G. Dance, do hereby certify that I am the duly elected, qualified and acting Senior Vice President, Finance and Chief Financial Officer of ViaCell, Inc., a Delaware corporation (the "Company"), and, in my capacity as Senior Vice President, Finance and Chief Financial Officer, do hereby certify that:

      1. I am familiar with the accounting, operations and records systems of the Company.

      2. I am providing this certificate in connection with the initial public offering by the Company of _________ shares of common stock, $0.01 par value per share (the "Common Stock"), and up to an additional _________ shares of Common Stock by the Company pursuant to an over-allotment option (the "Offering") as described in that certain Registration Statement on Form S-1 (No. 333-114209), as amended (the "Registration Statement"), and the related Prospectus (the "Prospectus").

      3. I have reviewed (a) the audited consolidated balance sheets of the Company as of December 31, 1999 and December 31, 2000, the audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and December 31, 2000, the notes related thereto (collectively, the "Audited Financial Statements"), and the independent auditors' report on such financial statements, dated _________, issued by Arthur Andersen LLP.

      4. To my knowledge after due inquiry, the Audited Financial Statements (a) comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and (b) present fairly, in all material respects, the financial position of the Company as of their respective dates, and the results of its operations and cash flows for the periods ending on such dates, in conformity with accounting principles generally accepted in the United States.

      5. To my knowledge after due inquiry, the financial data included in the Prospectus under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" as of the dates and for the periods described in paragraph 3 above, complies, in all material respects, with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and fairly presents, in all material respects, the information shown therein, and has been compiled on a basis consistent with the consolidated financial statements described in paragraph 3 above.

      6. I have supervised the compilation of and reviewed the circled information contained on the attached Schedule A which is included in the Prospectus and which otherwise has not been confirmed by PricewaterhouseCoopers, the Company's independent accountants. I have performed the following procedure with respect to the circled information identified on Schedule A, which was applied as indicated with respect to the capital letter explained below, and, to my knowledge after due inquiry, such information is accurate in all material respects:

      A. Compared the amount to or recalculated form the Company's Audited Financial Statements and found it to be in agreement.

      7. I have supervised and reviewed the reconciliation of the Kourion financial information presented in the "Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2003," attached hereto on Schedule B, to the Kourion financial statements for the nine months ended

September 30, 2003, which were audited by PricewaterhouseCoopers. The Kourion financial information presented in the "Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2003," are converted from the Euro into the U.S. dollar and from German GAAP to U.S. GAAP for purposes of the presentation. To my knowledge after due inquiry, such information is accurate in all material respects and complies, in all material respects, with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      This certificate is being furnished to the underwriters for the Offering solely to assist them in conducting their investigation of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.



      IN WITNESS WHEREOF, I have hereunto set my hand this __ day of _____ 2004.


                                        ----------------------------------------
                                        Stephen G. Dance
                                        Senior Vice President, Finance and
                                           Chief Financial Officer